Exhibit 99.1

Contact:

Brett S. Perryman

Affiliated Managers Group, Inc.
(617) 747-3300
ir@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2006

Company Reports EPS of $0.81; Cash EPS of $1.27

Boston, MA, April 26, 2006 – Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2006.

Cash Earnings Per Share (“Cash EPS”) for the first quarter of 2006 were $1.27, compared to $1.12 for the first quarter of 2005, while diluted earnings per share for the first quarter of 2006 were $0.81, compared to $0.61 for the same period of 2005. Cash Net Income was $52.8 million for the first quarter of 2006, compared to $41.7 million for the first quarter of 2005. Net Income for the first quarter of 2006 was $35.2 million, compared to $25.6 million for the first quarter of 2005. (Cash EPS and Cash Net Income are defined in the attached tables.)

For the first quarter of 2006, revenue was $278.0 million, compared to $201.6 million for the first quarter of 2005. EBITDA for the first quarter of 2006 was $78.5 million, compared to $58.6 million for the same period of 2005.

Net client cash flows for the first quarter of 2006 were approximately $5.8 billion, with net inflows in the institutional, mutual fund, and high net worth channels of $4.3 billion, $1.2 billion, and $300 million, respectively. These aggregate net client cash flows resulted in an increase of approximately $10.4 million to AMG’s annualized EBITDA. The aggregate assets under management of AMG’s affiliated investment management firms at March 31, 2006 were approximately $203 billion.

(more)

“AMG is off to an excellent start in 2006, with strong momentum across our business, particularly in fast-growing areas such as international equities and alternative investments,” stated Sean M. Healey, President and Chief Executive Officer of AMG. “Assets under management grew $19 billion in the quarter, including $5.8 billion from net client cash flows. Highlights of the quarter included excellent results at emerging markets equities specialist Genesis, as well as the continued outstanding performance at quantitative managers AQR and First Quadrant. Our domestic equity products also generated substantial growth during the quarter, led by value manager Third Avenue, as well as growth managers Friess and TimesSquare.”

Mr. Healey continued, “In addition to our strong first quarter operating results, we issued $300 million of convertible trust preferred securities at a conversion price of $150, using a substantial portion of the proceeds to repurchase approximately 2.1 million shares of common stock. Combined with our credit facility and strong cash flow from operations, we continue to have significant capacity to execute our growth strategy, through additional investments in new Affiliates, repaying existing indebtedness, or repurchasing our stock, as appropriate.”  Mr. Healey concluded, “Finally, looking ahead, we continue to make progress in pursuing additional investment opportunities in high quality mid-sized firms, and we remain confident that we will continue to add to our earnings growth through accretive investments in new Affiliates.”

AMG is an asset management company with equity investments in a diverse group of mid-sized investment management firms. AMG’s strategy is to generate growth through the internal growth of its existing Affiliates, as well as through investments in new Affiliates. AMG’s innovative transaction structure allows individual members of each Affiliate’s management team to retain or receive significant direct equity ownership in their firm while maintaining operating autonomy. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, our ability to complete pending investments, the investment performance of our Affiliates and their ability to effectively market their investment strategies, and other risks detailed from time to time in AMG’s filings with the Securities and Exchange Commission. Reference is hereby made to the “Cautionary Statements” set forth in the Company’s Form 10-K for the year ended December 31, 2005.

Financial Tables Follow

A teleconference will be held with AMG’s management at 11:00 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-866-250-4375 (domestic calls) or 1-303-262-2191 (international calls) starting at 10:45 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins. The teleconference will be available for replay approximately one hour after the conclusion of the call. To access the replay, please dial 1-800-405-2236 (domestic calls) or 1-303-590-3000 (international calls), pass code 11058789. The live call and the replay of the session, and the additional financial information referenced during the teleconference, may also be accessed via the Web at www.amg.com.

For more information on Affiliated Managers Group, Inc.,
please visit AMG’s Web site at www.amg.com.

Affiliated Managers Group, Inc.

Financial Highlights

(dollars in thousands, except per share data)

	Three Months Ended 3/31/05	Three Months Ended 3/31/06

Revenue	$201,612	$278,042

Net Income	$25,553	$35,240

Cash Net Income (A)	$41,730	$52,817

EBITDA (B)	$58,553	$78,485

Average shares outstanding - diluted	44,075,669	46,307,678

Earnings per share - diluted	$0.61	$0.81

Average shares outstanding - adjusted diluted (C)	37,315,053	41,721,962

Cash earnings per share - diluted (C)	$1.12	$1.27

	December 31, 2005	March 31, 2006

Cash and cash equivalents	$140,423	$114,719

Senior debt	$241,250	$284,750

Senior convertible debt	$424,232	$414,449

Mandatory convertible securities	$300,000	$300,000

Stockholders’ equity	$817,381	$816,560

Affiliated Managers Group, Inc.

Reconciliations of Earnings Per Share Calculation

(dollars in thousands, except per share data)

	Three Months Ended 3/31/05	Three Months Ended 3/31/06

Net Income	$25,553	$35,240
Contingent convertible securities interest expense, net	1,294	2,278
Net Income, as adjusted	$26,847	$37,518

Average shares outstanding - diluted	44,075,669	46,307,678

Earnings per share - diluted	$0.61	$0.81

Reconciliations of Average Shares Outstanding

	Three Months Ended 3/31/05	Three Months Ended 3/31/06

Average shares outstanding - diluted	44,075,669	46,307,678
Assumed issuance of COBRA shares	(5,944,283)	(7,150,703)
Assumed issuance of LYONS shares	(2,344,130)	(2,297,774)
Dilutive impact of COBRA shares	1,127,305	3,858,961
Dilutive impact of LYONS shares	400,492	1,003,800
Average shares outstanding - adjusted diluted (C)	37,315,053	41,721,962

Affiliated Managers Group, Inc.

Operating Results

Assets under Management (D)

(in millions)

Statement of Changes

	Mutual Fund	Institutional	High Net Worth	Total

Assets under management, December 31, 2005	$50,268	$109,299	$24,743	$184,310
Net client cash flows	1,176	4,347	284	5,807
Investment performance	3,888	7,356	1,487	12,731
Assets under management, March 31, 2006	$55,332	$121,002	$26,514	$202,848

Financial Results (D)

(in thousands)

	Three Months Ended 3/31/05	Percent of Total	Three Months Ended 3/31/06	Percent of Total
Revenue
Mutual Fund	$85,456	43%	$121,214	44%
Institutional	85,179	42%	119,794	43%
High Net Worth	30,977	15%	37,034	13%
	$201,612	100%	$278,042	100%

EBITDA (B)
Mutual Fund	$24,437	42%	$32,305	41%
Institutional	26,499	45%	36,151	46%
High Net Worth	7,617	13%	10,029	13%
	$58,553	100%	$78,485	100%

Affiliated Managers Group, Inc.

Reconciliations of Performance and Liquidity Measures

(in thousands)

	Three Months	Three Months
	Ended	Ended
	3/31/05	3/31/06

Net Income	$25,553	$35,240
Intangible amortization	5,736	6,854
Intangible amortization - equity method investments (E)	1,998	2,316
Intangible-related deferred taxes	7,430	7,105
Affiliate depreciation	1,013	1,302
Cash Net Income (A)	$41,730	$52,817

Cash flow from operations	$(6,033)	$(2,083)
Interest expense, net of non-cash items	6,851	10,223
Current tax provision	8,000	13,791
Income from equity method investments, net of distributions (E)	2,639	(13,107)
Changes in assets and liabilities and other adjustments	47,096	69,661
EBITDA (B)	$58,553	$78,485
Holding company expenses	9,768	12,375
EBITDA Contribution	$68,321	$90,860

Affiliated Managers Group, Inc.

Consolidated Statements of Income

(dollars in thousands, except per share data)

	Three Months Ended March 31,
	2005	2006

Revenue	$201,612	$278,042

Operating expenses:
Compensation and related expenses	81,212	116,517
Selling, general and administrative	33,799	43,483
Amortization of intangible assets	5,736	6,854
Depreciation and other amortization	1,534	1,896
Other operating expenses	4,839	5,586
	127,120	174,336
Operating income	74,492	103,706

Non-operating (income) and expenses:
Investment and other income (G)	(1,176)	(3,983)
Income from equity method investments	(3,002)	(5,599)
Interest expense	8,070	11,482
	3,892	1,900

Income before minority interest and taxes	70,600	101,806
Minority interest (F)	(29,385)	(45,869)

Income before income taxes	41,215	55,937

Income taxes - current	8,000	13,791
Income taxes - intangible-related deferred	7,430	7,105
Income taxes - other deferred	232	(199)
Net Income	$25,553	$35,240

Average shares outstanding - basic	33,311,259	33,681,230
Average shares outstanding - diluted	44,075,669	46,307,678

Earnings per share - basic	$0.77	$1.05
Earnings per share - diluted	$0.61	$0.81

Affiliated Managers Group, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,	March 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$140,423	$114,719
Investment advisory fees receivable	148,850	154,594
Affiliate investments in partnerships, net (G)	5,079	5,809
Prepaid expenses and other current assets	48,529	42,833
Total current assets	342,881	317,955

Fixed assets, net	50,592	55,327
Equity investments in Affiliates	301,476	288,809
Acquired client relationships, net	483,692	480,093
Goodwill	1,093,249	1,088,347
Other assets	49,746	44,959
Total assets	$2,321,636	$2,275,490

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$176,711	$138,894
Senior debt	65,750	65,750
Payables to related party	14,127	9,780
Total current liabilities	256,588	214,424

Senior debt	175,500	219,000
Senior convertible debt	424,232	414,449
Mandatory convertible securities	300,000	300,000
Deferred income taxes	182,623	193,056
Other long-term liabilities	20,149	17,364
Total liabilities	1,359,092	1,358,293

Minority interest (F)	145,163	100,637

Stockholders’ equity:
Common stock	390	390
Additional paid-in capital	593,090	595,621
Accumulated other comprehensive income	16,756	16,291
Retained earnings	503,188	538,428
	1,113,424	1,150,730
Less treasury stock, at cost	(296,043)	(334,170)
Total stockholders’ equity	817,381	816,560
Total liabilities and stockholders’ equity	$2,321,636	$2,275,490

Affiliated Managers Group, Inc.

Consolidated Statements of Cash Flow

(in thousands)

	Three Months Ended March 31,
	2005	2006

Cash flow used in operating activities:
Net Income	$25,553	$35,240
Adjustments to reconcile Net Income to net cash flow used in operating activities:
Amortization of intangible assets	5,736	6,854
Amortization of debt issuance costs	745	663
Depreciation and other amortization	1,534	1,896
Deferred income tax provision	7,662	6,906
Accretion of interest	474	596
Income from equity method investments, net of amortization	(3,002)	(5,599)
Distributions received from equity method investments (1)	2,361	21,022
Tax benefit from exercise of stock options	395	3,010
Other adjustments	(657)	380
Changes in assets and liabilities:
Increase in investment advisory fees receivable	(18,055)	(7,448)
Decrease in prepaids and other current assets	857	2,491
Decrease in other assets	331	3,884
Decrease in accounts payable, accrued liabilities and other long-term liabilities	(10,480)	(32,975)
Decrease in minority interest	(19,487)	(39,003)
Cash flow used in operating activities	(6,033)	(2,083)

Cash flow from (used in) investing activities:
Costs of investments in Affiliates, net of cash acquired	(15,498)	(9,358)
Purchase of fixed assets	(2,633)	(7,136)
Purchase of investment securities	(5,930)	(6,562)
Sale of investment securities	24,062	—
Cash flow from (used in) investing activities (1)	1	(23,056)

Cash flow used in financing activities:
Borrowings of senior bank debt	5,000	107,000
Repayments of senior bank debt	(5,000)	(63,500)
Issuance of common stock	1,741	32,407
Repurchase of common stock	—	(69,855)
Issuance costs	(243)	(5)
Excess tax benefit from exercise of stock options	—	11,239
Cost of call-spread option contracts	—	(13,290)
Repayments of notes payable and other liabilities	(12,805)	(4,490)
Cash flow used in financing activities	(11,307)	(494)

Effect of foreign exchange rate changes on cash flow	(285)	(71)
Net decrease in cash and cash equivalents	(17,624)	(25,704)
Cash and cash equivalents at beginning of period	140,277	140,423

Cash and cash equivalents at end of period	$122,653	$114,719

(1) Distributions received from equity method investments (as discussed further in Note E) have been reclassified from “Cash flow from (used in) investing activities,” as reported in the first quarter of 2005, to “Cash flow used in operating activities.” This reclassification had no net impact on the Company’s financial results.

Affiliated Managers Group, Inc.

Notes

(A)

Cash Net Income is defined as Net Income plus amortization and deferred taxes related to intangible assets plus Affiliate depreciation. This supplemental non-GAAP performance measure is provided in addition to, but not as a substitute for, Net Income. The Company considers Cash Net Income an important measure of its financial performance, as management believes it best represents operating performance before non-cash expenses relating to the acquisition of interests in its affiliated investment management firms. Since acquired assets do not generally depreciate or require replacement, and since they generate deferred tax expenses that are unlikely to reverse, the Company adds back these non-cash expenses. Cash Net Income is used by the Company’s management and Board of Directors as a principal performance benchmark.

The Company adds back amortization attributable to acquired client relationships because this expense does not correspond to the changes in value of these assets, which do not diminish predictably over time. The Company adds back the portion of deferred taxes generally attributable to intangible assets (including goodwill) that it no longer amortizes but which continues to generate tax deductions. These deferred tax expense accruals would be used in the event of a future sale of an Affiliate or an impairment charge, which the Company considers unlikely. The Company adds back the portion of consolidated depreciation expense incurred by Affiliates because under its Affiliate operating agreements, the Company is generally not required to replenish these depreciating assets.

(B)

EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. This supplemental non-GAAP liquidity measure is provided in addition to, but not as a substitute for, cash flow from operations. As a measure of liquidity, the Company believes EBITDA is useful as an indicator of its ability to service debt, make new investments and meet working capital requirements. EBITDA, as calculated by the Company, may not be consistent with computations of EBITDA by other companies. In reporting EBITDA by segment, Affiliate expenses are allocated to a particular segment on a pro rata basis with respect to the revenue generated by that Affiliate in such segment.

(C)

Cash earnings per share represents Cash Net Income divided by the adjusted diluted average shares outstanding. In this calculation, the potential share issuance in connection with the Company’s contingently convertible securities measures net shares using a “treasury stock” method. Under this method, only the net number of shares of common stock equal to the value of the contingently convertible securities in excess of par, if any, are deemed to be outstanding. The Company believes the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and the Company is relieved of its debt obligation. This method does not take into account any increase or decrease in the Company’s cost of capital in an assumed conversion.

(D)

In connection with the Company’s July 2005 acquisition of First Asset Management Inc., and the resulting increase in registered products based outside the United States, the Company amended its Mutual Fund distribution channel definition to include non-institutional collective investment vehicle products registered abroad. As a result, in the third quarter of 2005, approximately $3.2 billion and $0.7 billion of existing assets under management in the Institutional and High Net Worth distribution channels, respectively, were reclassified to the Mutual Fund distribution channel, and accordingly, financial information for prior periods has been revised to conform to this presentation.

In addition, during the first quarter of 2006, approximately $1.5 billion and $0.6 billion of existing assets under management were reclassified to the Institutional and Mutual Fund distribution channels, respectively, from the High Net Worth distribution channel, to conform to the current period’s presentation.

(E)

The Company is required to use the equity method of accounting for its investments in AQR Capital Management, LLC, Beutel, Goodman & Company Ltd. and Deans Knight Capital Management Ltd. (together, “equity method investments”). Consistent with this method, the Company has not consolidated the operating results (including the revenue) of its equity method investments in its income statement. The Company’s share of its equity method investments’ profits, net of intangible amortization, is reported in “Income from equity method investments.” Income tax attributable to these profits is reported within the Company’s consolidated income tax provision. The assets under management of equity method investments are included in the Company’s reported assets under management.

(F)

Minority interest on the Company’s income statement represents the profits allocated to Affiliate management owners for that period. Minority interest on the Company’s balance sheet represents the undistributed profits and capital owned by Affiliate management, who retain a conditional right to sell their interests to the Company.

(G)

EITF Issue No. 04-05, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights,” (“EITF 04-05”), became effective January 1, 2006. EITF 04-05 requires the Company to consolidate certain Affiliate investment partnerships (including interests in the partnerships in which the Company does not have ownership rights) in its consolidated financial statements. While the Company’s ownership interests in these partnerships has not changed over prior periods, under EITF 04-05, an additional $120 million will be reflected on the Company’s consolidated balance sheet (and the related income and expense will be reflected in the consolidated income statement) in its Quarterly Report on Form 10-Q. To best reflect the Company’s ownership interests in this press release, the interests are presented net of any portion owned by underlying investors unrelated to the Company (the “outside owners”). For the period ending March 31, 2006, the total non-operating income associated with those partnerships was $10.8 million, while the portion attributable to the outside owners was $10.2 million; as of March 31, 2006, the total assets attributable to these investment partnerships was $125 million, while the portion owned by the outside owners was $120 million.